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                                                                    EXHIBIT 3.33


                            ARTICLE VI. INCORPORATOR
                            ------------------------

      The name and address of the incorporator hereof:

      Vivien N. Hastings, 801 Laurel Oak Drive, Suite 500, Naples, FL 33963


                  ARTICLE VII. DESIGNATION OF REGISTERED AGENT
                  --------------------------------------------

      Vivien N. Hastings is hereby designated as the Registered Agent of Pelican Landing Communities, Inc., for service of process within the State of Florida, at 801 Laurel Oak Drive, Suite 500, Naples, FL 33963.

      IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 6 day of September, 1995.


                                          /s/ VIVIEN H. HASTINGS
                                          -----------------------------------
                                          Vivien H. Hastings


STATE OF FLORIDA
COUNTY OF COLLIER

      The foregoing Articles of Incorporation were acknowledged before me this 6 day of September, 1995, by Vivien N. Hastings, who is personally known to me.


                                          /s/ ROBIN MARTIN
                                          -----------------------------------
                                          Notary Public
                                          My Commission Expires:
                                          [SEAL]


                   CONSENT AND ACCEPTANCE OF REGISTERED AGENT
                   ------------------------------------------

      Vivien N. Hastings of 801 Laurel Oak Drive, Suite 500, Naples, FL 33963 hereby consents to designation as Registered Agent in the foregoing Articles of Incorporation.

                                          /s/ VIVIEN H. HASTINGS
                                          -----------------------------------
                                          Vivien H. Hastings